Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio Tech Reports Profitable Fourth Quarter and Fiscal 2014

    Van Nuys, CA -- October 8, 2014 -- Trio Tech International (NYSE MKT:TRT) today announced financial results for the fourth quarter and fiscal 2014.  For the fourth quarter, revenue increased 10.2% compared to the same fiscal period last year, and net income increased to $0.07 per share compared to $0.01 per share in the same fiscal period last year.  For the year, revenue increased 14.1% compared to the prior year, and net income increased to $0.01 per share compared to a loss of $0.31 per share for fiscal 2013

    "We believe that Trio-Tech is on the right path.  Revenue increased for the fourth quarter and fiscal 2014 compared to the same periods of the prior fiscal year, as did gross margin and net income.  Cash from operations also increased in fiscal 2014 compared to fiscal 2013.  By focusing on our core businesses and working diligently to improve our operations, Trio-Tech's semiconductor manufacturing equipment and semiconductor testing services business are running efficiently, generating solid margins, and offering the broad menu of products and services that our international customers demand.  We are working to take advantage of opportunities we see for additional revenue growth and operational enhancements.  We believe these achievements will continue serving us well in the years to come, and we look forward to the future with confidence," said S.W. Yong, Trio Tech's CEO.

Fourth Quarter Results

    For the three months ended June 30, 2014, revenue increased 10.2% to $9,387,000, compared to revenue of $8,516,000 for the fourth quarter of fiscal 2013.  Products revenue increased 21% to $4,573,000 compared to $4,536,000 for the fourth quarter of fiscal 2013, and semiconductor testing services revenue increased 21.0% to $4,773,000 compared to $3,944,000 for the fourth quarter of fiscal 2013.

    Gross margin for the fourth quarter of fiscal 2014 increased 31.3% to $2,254,000, or 24.0% of revenue, compared to $1,717,000, or 20.2% of revenue, for the fourth quarter of fiscal 2013.

    Operating expenses for the fourth quarter of fiscal 2014 of $2,158,000, or 23.0% of revenue, included non cash stock option expenses of $8,000.  For the fourth quarter of fiscal 2013, operating expenses of $1,620,000, or 19.0% of revenue, included non-cash stock option expenses of $2,000.

    Income from operations for the fourth quarter of fiscal 2014 was $96,000 compared to $97,000 for the fourth quarter of the prior fiscal year.

    Net income attributable to Trio Tech common shareholders for the fourth quarter of fiscal 2014 increased to $282,000, or $0.07 per diluted share, which included a loss from the discontinued fabrication services business of $3,000, or $0.01 per share.  In comparison, for the fourth quarter of fiscal 2013, net income attributable to Trio Tech common shareholders was $46,000, or $0.01 per share, which included a loss from the discontinued fabrication business of $114,000, or $0.03 per share.  Trio Tech terminated its fabrication facilities lease in December 2012 and discontinued this segment in the fourth quarter of fiscal 2013.
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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Improved Fourth Quarter and Fiscal 2014 Results
October 8, 2014
Page Two

Twelve Months Results

For the twelve months ended June 30, 2014, revenue increased 14.1% to $36,262,000 compared to revenue of $31,770,000 for fiscal 2013. Products revenue increased 8.8% to $18,068,000 compared to $16,609,000 for fiscal 2013, and semiconductor testing services revenue increased 19.9% to $18,017,000 compared to $15,029,000 for the prior year.

Gross margin for fiscal 2014 increased 30.7% to $8,299,000, or 22.9% of revenue, compared to $6,351,000, or 20.0% of revenue, for fiscal 2013.

Operating expenses for fiscal 2014 increased 15.1% to $8,301,000, or 22.9% of revenue, including non-cash stock option expense of $216,000. For fiscal 2013, operating expenses of $7,212,000, or 22.7% of revenue, included non-cash stock option expense of $42,000.

The operating loss for fiscal 2014 narrowed to just $2,000, compared to an operating loss of $861,000 for fiscal 2013.

Net income attributable to Trio Tech common shareholders for fiscal 2014 was $57,000, or $0.01 per share, which included a loss from the discontinued fabrication services business of $24,000, or $0.01 per share.  In comparison, for fiscal 2013, the net loss attributable to Trio Tech common shareholders was $1,019,000, or $0.31 per share, including a loss from the discontinued fabrication business of $348,000, or $0.11 per share.

Cash provided by operations for fiscal 2014 was $3,861,000.  This compares to cash provided by operations for fiscal 2013 of $3,491,000.

Shareholders' equity at June 30, 2014 was $20,833,000, or $5.93 per outstanding share, compared to $20,606,000, or $6.20 per outstanding share, at June 30, 2013.  There were approximately 3,513,000 common shares outstanding for fiscal 2014, compared to approximately 3,322,000 common shares outstanding for the fiscal 2013.

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2014	2013	2014	2013
Products	$4,573	$4,536	$18,068	$16,609
Testing Services	4,773	3,944	18,017	15,029
Others	41	36	177	132
	9,387	8,516	36,262	31,770
Cost of Sales
Cost of products sold	3,918	4,051	15,223	14,414
Cost of testing services rendered	3,181	2,734	12,601	10,874
Others	34	14	139	131
	7,133	6,799	27,963	25,419
Gross Margin	2,254	1,717	8,299	6,351
Operating Expenses:
General and administrative	1,934	1,468	7,363	6,450
Selling	179	137	732	537
Research and development	46	64	196	281
(Gain) Loss on disposal of property, plant and equipment	(1)	(49)	10	(56)
Total operating expenses	2,158	1,620	8,301	7,212
Income (Loss) from Operations	96	97	(2)	(861)
Other Income (Expenses)
Interest expenses	(67)	(61)	(263)	(287)
Other income, net	127	131	163	520
Total other income (expenses)	60	70	(100)	233
Income (Loss) from continuing operations before Income Taxes	156	167	(102)	(628)
Income Tax Benefits	78	165	344	260
Income (Loss) from continuing operations before non-controlling interest, net of tax	234	332	242	(368)
Loss from discontinued operations, net of tax	(3)	(213)	(41)	(734)
NET INCOME (LOSS)	$231	$119	$201	$(1,102)
Less: Net income (loss) attributable to the non-controlling Interest	51	(73)	(144)	83
Net Income (Loss) Attributable to Trio-Tech International Common Shareholders	282	46	57	(1,019)
Amounts Attributable to Trio-Tech International Common Shareholders:
Income (Loss) from continuing operations, net of tax	285	160	81	(671)
Loss from discontinued operations, net of tax	(3)	(114)	(24)	(348)
Net Income (Loss) Attributable to Trio-Tech International Common Shareholders	282	46	57	(1,019)
Comprehensive Income (Loss) Attributable to Trio-Tech International Shareholders:
Net Income (Loss)	$231	$120	$201	$(1,102)
Foreign currency translation, net of tax	166	(30)	(228)	634
Comprehensive Income (Loss)	397	90	(27)	(468)
Less: Comprehensive loss (income) attributable to non-controlling interest	8	(67)	74	(58)
Comprehensive Income (Loss) Attributable to Trio-Tech International Shareholders	405	23	(101)	(526)
Income (Loss) per Share Attributable to Trio-Tech International Shareholders:
From continuing operations - basic and diluted	$0.08	$0.04	$0.02	$(0.20)
From discontinued operations - basic and diluted	(0.01)	(0.03)	(0.01)	(0.11)
Net Income (Loss) Attributable to Trio-Tech International Shareholders - basic and diluted	$0.07	$0.01	$0.01	$(0.31)
Weighted average common shares outstanding - basic	3,513	3,322	3,513	3,322
Weighted average common shares outstanding - diluted	3,549	3,322	3,549	3,322

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	Year ended
	June 30,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,938	$2,793
Short-term deposits	102	104
Trade accounts receivable, net	8,625	8,728
Other receivables	311	993
Loans receivable from property development projects	--	1,139
Inventories, net	1,106	2,463
Prepaid expenses and other current assets	205	358
Total current assets	13,287	16,578
DEFERRED TAX ASSETS	388	203
INVESTMENTS	--	791
INVESTMENT PROPERTIES, Net	1,765	1,893
PROPERTY, PLANT AND EQUIPMENT, Net	13,541	12,851
LOAN RECEIVABLES FROM PROPERTY DEVELOPMENT PROJECTS	805	--
OTHER ASSETS	1,263	234
RESTRICTED TERM DEPOSITS	3,541	3,494
TOTAL ASSETS	$34,590	$36,044

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$3,767	$3,864
Accounts payable	3,162	4,136
Accrued expenses	3,046	3,060
Income taxes payable	214	459
Current portion of bank loans payable	448	770
Current portion of capital leases	81	105
Total current liabilities	10,718	12,394
BANK LOANS PAYABLE, net of current portion	2,598	2,613
CAPITAL LEASES, net of current portion	200	228
DEFERRED TAX LIABILITIES	202	191
OTHER NON-CURRENT LIABILITIES	39	12
TOTAL LIABILITIES	13,757	15,438
COMMITMENTS AND CONTINGENCIES		--
EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 and 3,321,555
shares issued and outstanding at June 30, 2014, and June 30, 2013, respectively	10,882	10,531
Paid-in capital	2,972	2,756
Accumulated retained earnings	1,725	1,668
Accumulated other comprehensive gain-translation adjustments	3,522	3,680
Total Trio-Tech International shareholders' equity	19,101	18,635
NON-CONTROLLING INTEREST	1,732	1,971
TOTAL EQUITY	20,833	20,606
TOTAL LIABILITIES AND EQUITY	$34,590	$36,044

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130